UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 30, 2014

BAY BANKS OF VIRGINIA, INC.

(Exact Name of Registrant as Specified in Charter)

Virginia	0-22955	54-1838100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Main Street, Kilmarnock, Virginia 22482

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 435-1171

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K (the “Amended Form 8-K”) amends and qualifies the information contained in Item 2.02 of the Current Report on Form 8-K filed on January 31, 2014 by Bay Banks of Virginia, Inc. (the “Original Form 8-K”) as a result of a subsequent event. Other than as set forth in this Amended Form 8-K and Exhibit 99.1 hereto, the information contained in the Original Form 8-K shall remain unchanged.

Item 2.02 Results of Operations and Financial Condition.

On January 30, 2014, Bay Banks of Virginia, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended December 31, 2013 (the “Earnings Release”), which was furnished as Exhibit 99.1 to the Original Form 8-K. On March 25, 2014, the Company issued a press release reporting the sale of a troubled asset (the “March 25 Release”). The information in the Earnings Release is amended and qualified by the information set forth in the March 25 Release.

A copy of the March 25 Release is attached and furnished herewith as Exhibit 99.1 to this Amended Form 8-K and is incorporated herein by reference and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated March 25, 2014, reporting the sale of a troubled asset.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAY BANKS OF VIRGINIA, INC.

By: /s/ Deborah M. Evans
Deborah M. Evans Chief Financial Officer

March 25, 2014

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated March 25, 2014, reporting the sale of a troubled asset.